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                                                                     EXHIBIT 4.2

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                         ELIGIBLE LENDER TRUST AGREEMENT


                                     between


                       GMAC EDUCATION LOAN FUNDING TRUST-I
                                    AS ISSUER


                                       and


                            ZIONS FIRST NATIONAL BANK
                           AS ELIGIBLE LENDER TRUSTEE


                            Dated as of March 1, 2003


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                                TABLE OF CONTENTS

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                                                   ARTICLE I

                                 DEFINITIONS AND INTENT OF THE PARTIES HERETO

Section 1.01.    Definitions................................................................................2
Section 1.02.    Intent of the Parties Hereto...............................................................3

                                                  ARTICLE II

                                         ACQUISITION OF ELIGIBLE LOANS

Section 2.01.    Acquisition................................................................................4
Section 2.02.    Revocation and Termination.................................................................4

                                                  ARTICLE III

                                                   COVENANTS

Section 3.01.    Administration.............................................................................4
Section 3.02.    Enforcement of the Trustee Guarantee Agreements............................................5
Section 3.03.    Assignment of Eligible Loans; Collection of Payments With Respect to Eligible Loans........5
Section 3.04.    Enforcement of Financed Eligible Loans.....................................................5
Section 3.05.    Enforcement of Servicing Agreements........................................................5
Section 3.06.    Authority of Eligible Lender Trustee.......................................................5
Section 3.07.    Power of Attorney to Issuer................................................................6

                                                  ARTICLE IV

                                    CONCERNING THE ELIGIBLE LENDER TRUSTEE

Section 4.01.    Acceptance of the Trusts...................................................................6
Section 4.02.    Recitals of Others.........................................................................6
Section 4.03.    Taxes......................................................................................7
Section 4.04.    Eligible Lender Trustee May Act Through Agents.............................................7
Section 4.05.    Indemnification of Eligible Lender Trustee.................................................7
Section 4.06.    Eligible Lender Trustee's Right to Reliance................................................7
Section 4.07.    Compensation of Eligible Lender Trustee....................................................8
Section 4.08.    Eligible Lender Trustee Eligibility........................................................8
Section 4.09.    Resignation of Eligible Lender Trustee.....................................................9
Section 4.10.    Removal of Eligible Lender Trustee.........................................................9
Section 4.11.    Successor Eligible Lender Trustee..........................................................9
Section 4.12.    Limitation with Respect to Examination of Reports..........................................9
Section 4.13.    Additional Covenants of Eligible Lender Trustee...........................................10
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Section 4.14.    Authority of Eligible Lender Trustee......................................................10
Section 4.15.    Sale of Eligible Loans....................................................................11

                                                   ARTICLE V

                                                 MISCELLANEOUS

Section 5.01.    Eligible Lender Trust Agreement Binding upon Successors or Assigns of Eligible
                 Lender Trustee and Issuer.................................................................11
Section 5.02.    Effect of Legal Holidays..................................................................11
Section 5.03.    Partial Invalidity........................................................................11
Section 5.04.    Notices...................................................................................11
Section 5.05.    Law and Place of Enforcement of Eligible Lender Trust Agreement; Construction.............12
Section 5.06.    Effect of Article and Section Headings and Table of Contents..............................12
Section 5.07.    Amendments................................................................................12
Section 5.08.    Limitation of Liability...................................................................12
Section 5.09.    No Petition...............................................................................12
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                         ELIGIBLE LENDER TRUST AGREEMENT

     THIS ELIGIBLE LENDER TRUST AGREEMENT, dated as of March 1, 2003 (this "Eligible Lender Trust Agreement") is entered into between GMAC EDUCATION LOAN FUNDING TRUST-I, a Delaware statutory trust (the "Issuer") and ZIONS FIRST NATIONAL BANK, a national banking association organized and operating under the laws of the United States of America, as eligible lender trustee (the "Eligible Lender Trustee"):

                              W I T N E S S E T H:

     WHEREAS, the Issuer is conducting and administering a program of acquiring student loans incurred under the Higher Education Act, under which it issues notes or other obligations to finance the purchase of such loans; and

     WHEREAS, certain contracts and agreements have been and will be entered into with the Secretary and the Guarantee Agencies to provide an insurance or guarantee program for student loans incurred under the Higher Education Act; and

     WHEREAS, the Guarantee Agencies have entered into agreements with the Secretary for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including reimbursement of certain amounts to be paid upon certain defaulted student loans guaranteed by such Guarantee Agencies and interest subsidy payments to holders of loans guaranteed by such Guarantee Agencies; and

     WHEREAS, the Eligible Lender Trustee is willing to act as the "eligible lender" on behalf of the Issuer so that the Issuer may conduct and administer its program of acquiring Eligible Loans; and

     WHEREAS, upon the execution and delivery of this Eligible Lender Trust Agreement, the Issuer will acquire Eligible Loans for which the Eligible Lender Trustee shall be the legal owner and the Issuer shall be the beneficial owner and the Issuer will finance the acquisition of additional Eligible Loans which will become Financed Eligible Loans for which the Eligible Lender Trustee shall be the legal owner and the Issuer shall be the beneficial owner, all of which Financed Eligible Loans are or will be held under the Indenture; and

     WHEREAS, the Eligible Lender Trustee, as trustee for this trust of which the Issuer is the sole beneficiary, shall be legal owner of the Financed Eligible Loans and is an "eligible lender" under the Higher Education Act, and the Issuer shall be the beneficial owner of such Financed Eligible Loans;

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     That the Issuer and the Eligible Lender Trustee in consideration of the premises and of other good and lawful consideration, the receipt of which is hereby acknowledged, and the performance and observance of all of the covenants and conditions herein contained, have executed and delivered this Eligible Lender Trust Agreement, and by these presents the Issuer does hereby assign, transfer, set over and confirm unto the Eligible Lender Trustee, its successor

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or successors and its or their assigns, for the benefit of the Issuer, the Trust
Estate, as defined in the Indenture:

                                   ARTICLE I.

                  DEFINITIONS AND INTENT OF THE PARTIES HERETO

     SECTION 1.01. DEFINITIONS. Unless the context shall clearly indicate some other meaning or may otherwise require, the capitalized terms used herein shall, for all purposes of this Eligible Lender Trust Agreement and of any agreement or other instrument amendatory hereof or supplemental hereto, have the meanings herein specified or have the meanings assigned to them in the Indenture:

     "ELIGIBLE LENDER" means any "eligible lender," as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary or from the Guarantee Agency with respect to Eligible Loans.

     "EXPRESS DUTIES" means all duties of the Eligible Lender Trustee set forth herein, including, but not limited to, instructions of the Issuer set forth in Issuer Requests, Issuer Orders, Issuer Certificates and Issuer Consents.

     "FEDERAL CONTRACTS" means, collectively, any agreement between any Guarantee Agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including but not necessarily limited to reimbursement of amounts paid or payable upon defaulted Financed Eligible Loans and other student loans guaranteed by any Guarantee Agency and federal interest subsidy payments and Special Allowance Payments, if applicable, to holders of qualifying student loans guaranteed by any Guarantee Agency.

     "FISCAL YEAR" means the fiscal year of the Issuer which presently begins January 1 of each year and ends December 31 of the following year.

     "HIGHER EDUCATION ACT" means Title IV, Parts B, F and G of the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations and guidelines promulgated thereunder.

     "INDENTURE" means the Indenture of Trust dated as of March 1, 2003, between the Issuer and the Indenture Trustee, as it may be supplemented or amended.

     "INDENTURE TRUSTEE" means Zions First National Bank, in its capacity as trustee under the Indenture, and its successors and assigns.

     "INTEREST BENEFIT PAYMENTS" means interest payments on Eligible Loans received pursuant to the Higher Education Act and an agreement with the federal government, or any similar payments.

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     "ISSUER REPRESENTATIVE" means those individuals authorized to act for the
Administrator, as set forth in a list of Authorized Officers delivered by the Administrator to the Indenture Trustee, as such list may be amended from time to time by the Administrator.

     "ISSUER REQUEST," "ISSUER ORDER," "ISSUER CERTIFICATE" and "ISSUER CONSENT" mean, respectively, a written request, order, certificate or consent signed in the name of the Issuer by an Issuer Representative and delivered to the Eligible Lender Trustee by overnight or same-day mail or courier, facsimile, telegram or other electronic means or by hand delivery.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock corporation, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PROGRAM" means shall mean the Issuer's program for the purchase of Eligible Loans, as the same may be modified from time to time.

     "SECRETARY OF EDUCATION" or "SECRETARY" means the Commissioner of Education and the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any successor to the functions thereof under the Higher Education Act.

     "SERVICER" shall have the meaning assigned to such term in the Indenture.

     "SERVICING AGREEMENT" shall have the meaning assigned to such term in the Indenture.

     "SPECIAL ALLOWANCE PAYMENTS" shall have the meaning assigned to such term in the Indenture.

     "TRUSTEE GUARANTEE AGREEMENT" means the Eligible Lender Trustee's Guarantee Agreement with each Guaranty Agency with respect to the Financed Eligible Loans.

     SECTION 1.02. INTENT OF THE PARTIES HERETO. This Eligible Lender Trust Agreement and all documents, agreements, understandings and arrangements relating to this Eligible Lender Trust Agreement which are executed by the Eligible Lender Trustee have been executed by the Eligible Lender Trustee solely for the purpose of having the legal title to the Financed Eligible Loans held by an "eligible lender" under the Higher Education Act, and the Issuer hereby agrees that the Eligible Lender Trustee shall be accorded protection satisfactory to the Eligible Lender Trustee for its limited role herein in holding legal title to the Financed Eligible Loans pursuant to the indemnity herein and that the Eligible Lender Trustee (its officers, directors, employees and agents) shall not have any liability thereunder or hereunder except as expressly set forth herein, including, without limitation, liability which may be incurred as a result of actions or inactions of the Issuer and any Servicer, subject to the terms of applicable laws, rules and regulations. All indicia of ownership, including but not limited to the management, acquisition, sale, investment transfer or collection of income and revenue on the Eligible Loans shall be vested in the Issuer. The Issuer agrees that it will not seek recourse or commence any action against the Eligible Lender Trustee (or its officers, directors, employees or agents) or any of their personal assets for the performance or payment of any obligation thereunder or hereunder; provided that the Eligible Lender Trustee shall be liable for its negligence and willful misconduct in the performance of its

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Express Duties hereunder. The parties hereto intend that this Eligible Lender
Trust Agreement is for their benefit only and not for the benefit of any third party, except that the Issuer shall assign its interest in this Eligible Lender Trust Agreement to the Indenture Trustee pursuant to the Indenture. The parties hereto agree that each and every provision of this Eligible Lender Trust Agreement is subject to this paragraph.

                                   ARTICLE II

                          ACQUISITION OF ELIGIBLE LOANS

     SECTION 2.01. ACQUISITION. The Eligible Lender Trustee shall, from time to time, acquire Eligible Loans upon receipt of an Issuer Request which shall contain a certification that the loans to be acquired are Eligible Loans and which shall identify such loans, with funds provided to the Eligible Lender Trustee pursuant to the Indenture. Such Issuer Request shall contain a certification that the loans to be acquired are Eligible Loans under the Indenture from which such funds are obtained, shall identify such loans, and shall be substantially in the form attached as Exhibit A to the Indenture. The Eligible Lender Trustee will hold legal title to such Financed Eligible Loans in trust hereunder for the sole benefit of the Issuer, but such interest of the Issuer (and the Eligible Lender Trustee's legal interest therein) have and will be assigned to the Indenture Trustee under the Indenture. The Issuer hereby represents and warrants it shall direct the Eligible Lender Trustee to acquire only Eligible Loans that are Guaranteed by a Guarantee Agency with respect to which the Eligible Lender Trustee has entered into a Trustee Guarantee Agreement. Attached, as Exhibit A (which may be amended and supplemented from time to time upon the written direction of the Issuer) is a listing of the Trust Guarantee Agreements. The Eligible Lender Trustee shall, to the extent it has such knowledge within its corporate trust department, notify the Issuer with respect to rejections and repurchases of such Financed Eligible Loans.

     SECTION 2.02. REVOCATION AND TERMINATION. Subject to Section 4.10 hereof, the Issuer may, by Issuer Order delivered to the Eligible Lender Trustee, revoke this Eligible Lender Trust Agreement in whole or in part. Upon receipt of such Issuer Order, the Eligible Lender Trustee shall transfer to the order of the Issuer all amounts held hereunder, and the trust created hereby shall thereupon terminate (except that the obligations of the Issuer under Section 4.05 hereof shall survive such termination).

                                   ARTICLE III

                                    COVENANTS

     SECTION 3.01. ADMINISTRATION. The Issuer shall cause the Trust Estate to be administered so as to allow the Eligible Lender Trustee to obtain the benefits of the Trustee Guarantee Agreements and Federal Contracts and the right to receive Interest Benefit Payments and Special Allowance Payments with respect to Financed Eligible Loans. The Eligible Lender Trustee shall have no liability for actions taken at the direction of the Issuer. The Eligible Lender Trustee shall have no liability for any action or inaction hereunder, except for its negligence or willful misconduct in the performance of its Express Duties hereunder. The Eligible Lender Trustee shall not be responsible for any action or inaction of the Issuer or any

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Servicer under this Eligible Lender Trust Agreement. Except as specifically set forth herein, the Eligible Lender Trustee shall have no obligation to administer, service or collect the Financed Eligible Loans or to maintain or monitor the administration, servicing or collection of the Financed Eligible Loans.

     SECTION 3.02. ENFORCEMENT OF THE TRUSTEE GUARANTEE AGREEMENTS. The Issuer will be responsible for dealing with the Guarantee Agencies with respect to the rights, benefits and obligations under Trustee Guarantee Agreements as they relate to Financed Eligible Loans.

     SECTION 3.03. ASSIGNMENT OF ELIGIBLE LOANS; COLLECTION OF PAYMENTS WITH RESPECT TO ELIGIBLE LOANS. The Issuer shall diligently or cause a Servicer to diligently make every effort to make claim for and to collect all principal and interest payments on all the Financed Eligible Loans, all grants, subsidies, donations, insurance payments, Interest Benefit Payments and Special Allowance Payments relating to Financed Eligible Loans and all Guarantee payments on defaulted Financed Eligible Loans as required under the Indenture with respect to Financed Eligible Loans. The Issuer shall cause the Servicer to assign such Financed Eligible Loans to the Eligible Lender Trustee for payment of Guarantee benefits at the earliest practicable date permitted under applicable law and regulations. The Issuer will comply with the Higher Education Act and all statutes, rules and regulations which apply to its Program and to the Financed Eligible Loans.

     The Issuer shall take all reasonable actions within its power to cause the Secretary to make all Interest Benefit Payments and Special Allowance Payments with respect to the Financed Eligible Loans, all payments to be made with respect to the Financed Eligible Loans by the obligors thereof and all payments to be made under Guarantees of Financed Eligible Loans.

     SECTION 3.04. ENFORCEMENT OF FINANCED ELIGIBLE LOANS. The Issuer shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Eligible Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder, as provided in the Indenture.

     SECTION 3.05. ENFORCEMENT OF SERVICING AGREEMENTS. The Issuer shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Servicing Agreements, including the prompt payment of all principal and interest payments and all other amounts due thereunder, including all grants, subsidies, donations, insurance payments, Interest Benefit Payments and Special Allowance Payments on Financed Eligible Loans, and all Guarantee payments on defaulted Financed Eligible Loans, as provided in the Indenture.

     The Issuer shall, or shall cause the Servicer to, at least annually (and upon the written request of the Eligible Lender Trustee) provide the Eligible Lender Trustee with a list of all Eligible Loans originated, acquired, maintained or held under Eligible Lender Number _______.

     SECTION 3.06. AUTHORITY OF ELIGIBLE LENDER TRUSTEE. Notwithstanding anything herein, the Eligible Lender Trustee has any and all power, right and authority, where permitted by law

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and regulation, to realize on any Guarantee of the Financed Eligible Loans under the Trustee Guarantee Agreement.

     SECTION 3.07. POWER OF ATTORNEY TO ISSUER. The Eligible Lender Trustee hereby does make, constitute and appoint the Issuer as its true and lawful agent and attorney for it and in its name, place and stead, from time to time, at all times until this Eligible Lender Trust Agreement is terminated, to exercise and enforce the rights of the Eligible Lender Trustee to make claim for and collect all payments due on Financed Eligible Loans pursuant to Section 3.03 hereof (provided that such payments in respect of collections, go to the Indenture Trustee) and the Issuer does hereby accept such appointment to exercise and enforce such rights.

                                   ARTICLE IV

                     CONCERNING THE ELIGIBLE LENDER TRUSTEE

     SECTION 4.01. ACCEPTANCE OF THE TRUSTS. The Issuer hereby appoints the Eligible Lender Trustee to act as its "eligible lender trustee" to hold legal title to the Financed Eligible Loans pursuant to the Higher Education Act, the Indenture and this Eligible Lender Trust Agreement. The Eligible Lender Trustee shall hold legal title to the Financed Eligible Loans, for the benefit of the Issuer, subject to the pledge of the Indenture, pursuant to the Higher Education Act, the Indenture and this Eligible Lender Trust Agreement. The Eligible Lender Trustee hereby accepts the trusts granted to it by this Eligible Lender Trust Agreement and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

             (a) The Eligible Lender Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Eligible Lender Trust Agreement, and no implied covenants or obligations shall be read into this Eligible Lender Trust Agreement against the Eligible Lender Trustee.

             (b) In the absence of bad faith on its part, the Eligible Lender Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Eligible Lender Trustee and conforming to the requirements of this Eligible Lender Trust Agreement; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Eligible Lender Trustee, the Eligible Lender Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Eligible Lender Trust Agreement and whether or not they contain the statements required under this Eligible Lender Trust Agreement.

             (c) The Eligible Lender Trustee, in exercising the rights and powers vested in it by this Eligible Lender Trust Agreement, shall use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     SECTION 4.02. RECITALS OF OTHERS. The recitals, statements, and representations of the Issuer set forth herein shall be taken as the statements of the Issuer, and the Eligible Lender Trustee assumes no responsibility for the correctness of the same or for inquiring with respect

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thereto. The Eligible Lender Trustee makes no representations as to the title of the Issuer in Financed Eligible Loans, and the Eligible Lender Trustee shall incur no responsibility in respect of such matters.

     SECTION 4.03. TAXES. The Eligible Lender Trustee shall not be liable for failure of the Issuer to pay any tax or taxes in respect of any property, or any part thereof, or the income therefrom or otherwise, nor shall the Eligible Lender Trustee be under any duty in respect of any tax which may be assessed against it in respect of such property or the Financed Eligible Loans.

     SECTION 4.04. ELIGIBLE LENDER TRUSTEE MAY ACT THROUGH AGENTS. The Eligible Lender Trustee may execute any of the trusts or powers hereof and perform any duty hereunder, either itself or by or through its attorneys, agents, or employees, and it shall not be answerable or accountable for any default, neglect, or misconduct of any such attorneys, agents, or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed.

     SECTION 4.05. INDEMNIFICATION OF ELIGIBLE LENDER TRUSTEE. Subject to the provisions and the limitations set forth in the Indenture, the Issuer agrees to indemnify the Eligible Lender Trustee for, and to hold it harmless against, any loss, liability, or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Eligible Lender Trust Agreement (including without limitation any such losses, liability or expenses arising from a breach of a representation, warranty or covenant in any Servicing Agreement or Trustee Guarantee Agreement), including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     SECTION 4.06. ELIGIBLE LENDER TRUSTEE'S RIGHT TO RELIANCE. The Eligible Lender Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, appraisal, opinion, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Eligible Lender Trustee may, whenever it determines in good faith that it must seek further determination or interpretation of any matters hereunder, consult with experts and with counsel (who may be counsel for the Issuer, the Indenture Trustee or the Eligible Lender Trustee), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it hereunder in good faith and in accordance with the opinion of such counsel.

     Whenever in the administration hereof the Eligible Lender Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Eligible Lender Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by an Issuer Representative.

     The Eligible Lender Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby; provided, however, that the Eligible Lender Trustee shall be liable for its negligence or willful misconduct in taking such action.

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     The Eligible Lender Trustee is authorized to sell, assign, transfer, convey or repurchase Eligible Loans in accordance with this Eligible Lender Trust Agreement and the Indenture, provided that no such Eligible Loan may be sold, assigned, transferred, or conveyed to any Person who is not an "eligible lender" under the Higher Education Act. The Eligible Lender Trustee is further authorized to enter into agreements with other Persons, in its capacity as Eligible Lender Trustee, in order to carry out or implement the terms and provisions of this Eligible Lender Trust Agreement.

     SECTION 4.07. COMPENSATION OF ELIGIBLE LENDER TRUSTEE. The Issuer shall pay to the Eligible Lender Trustee, from the Revenue Fund and as defined in the definition of Trustee Fees, reasonable compensation for all services, reasonable fees, expenses (including counsel fees), charges and other disbursements incurred in and about the administration and execution of this Eligible Lender Trust Agreement. The Eligible Lender Trustee may not change the amount of its annual compensation with respect to this Eligible Lender Trust Agreement without giving the Issuer, the Administrator and the Rating Agencies at least 90 days' written notice prior to the beginning of a Fiscal Year.

     SECTION 4.08. ELIGIBLE LENDER TRUSTEE ELIGIBILITY.

             (a) There shall at all times be an Eligible Lender Trustee hereunder which shall be a corporation or national bank association organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers and shall be an Eligible Lender under the Higher Education Act and the regulations of any Guarantee Agency and acceptable to the Issuer.

             (b) The Eligible Lender Trustee, by the execution hereof, covenants, represents and agrees that:

                    (1) it is an Eligible Lender as defined in the Higher Education Act and has received an Eligible Lender designation and that it will remain an Eligible Lender;

                    (2) it shall use eligible lender number ______, which shall be the Eligible Lender Trustee's eligible lender number for Financed Eligible Loans which it owns as legal owner for the Issuer as beneficial owner hereunder; and

                    (3) it shall be responsible for the preservation of the supporting documents submitted to and received by it relating to Financed Eligible Loans, if any; provided, however, that the separate Servicer of the Financed Eligible Loans shall be responsible for such preservation of the Financed Eligible Loans and supporting documents in accordance with the Custodian Agreements to the extent and during the period that the Servicer holds such documents.

             (c) The parties hereto recognize that the Eligible Lender Trustee has contractual obligations with the Guarantee Agency which must be maintained and preserved in order for the Eligible Lender Trustee to remain as Eligible Lender Trustee, and the Eligible Lender Trustee agrees to maintain the same.

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     SECTION 4.09. RESIGNATION OF ELIGIBLE LENDER TRUSTEE. The Eligible Lender
Trustee and any successor to the Eligible Lender Trustee may resign and be discharged from the trust created by this Eligible Lender Trust Agreement by giving to the Issuer notice in writing which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall only take effect on the day specified in such notice if a successor Eligible Lender Trustee shall have been appointed pursuant to Section
4.11 hereof (and is qualified to be the Eligible Lender Trustee under the requirements of Section 4.11 hereof). If no successor Eligible Lender Trustee has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Issuer, the Eligible Lender Trustee may (a) appoint a temporary successor Eligible Lender Trustee having the qualifications provided in Section 4.11 hereof or (b) request a court of competent jurisdiction to (i) require the Issuer to appoint a successor, as provided in Section 4.11 hereof, within three days of the receipt of citation or notice by the court, or (ii) appoint an Eligible Lender Trustee having the qualifications provided in Section
4.11 hereof. In no event may the resignation of the Eligible Lender Trustee be effective until a qualified successor Eligible Lender Trustee shall have been selected and appointed. In the event a temporary successor Eligible Lender Trustee is appointed pursuant to clause (a) above, the Issuer may remove such temporary successor Eligible Lender Trustee and appoint a successor thereto pursuant to Section 4.11 hereof.

     SECTION 4.10. REMOVAL OF ELIGIBLE LENDER TRUSTEE. The Eligible Lender Trustee or any successor Eligible Lender Trustee may be removed at any time by the Issuer upon payment to the Eligible Lender Trustee so removed of all money then due to it hereunder, as set forth in Section 4.07 hereof, and appointment of a successor thereto by the Issuer and acceptance thereof by said successor. In the event an Eligible Lender Trustee (or successor Eligible Lender Trustee) is removed such removal shall not become effective until the Issuer shall have appointed a successor and the successor Eligible Lender Trustee has accepted appointment as such.

     SECTION 4.11. SUCCESSOR ELIGIBLE LENDER TRUSTEE. In case at any time the Eligible Lender Trustee or any successor Eligible Lender Trustee shall resign, be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Eligible Lender Trustee or of any successor Eligible Lender Trustee or of its officers shall be taken over by any public officer or officers, a successor Eligible Lender Trustee may be appointed by the Issuer by an instrument in writing.

     Every successor Eligible Lender Trustee shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, which has a reported capital and surplus of not less than $20,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state agency, and be an Eligible Lender.

     SECTION 4.12. LIMITATION WITH RESPECT TO EXAMINATION OF REPORTS. Except as expressly provided in this Eligible Lender Trust Agreement, the Eligible Lender Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Issuer. If the Eligible Lender Trustee receives any notice or communication of any type, whether via telephone, facsimile, personal delivery or otherwise, it shall notify the Issuer by whatever means it chooses, which notice shall be confirmed in writing, as soon as practicable at the notice address for the Issuer set forth in Section 5.04. The Eligible Lender

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Trustee shall have no duty to verify whether the information contained in such notice it receives is accurate, material or relevant, its only duty to pass on any such notice that it receives.

     The Issuer covenants, represents and agrees that it shall, on behalf of the Eligible Lender Trustee, be responsible for the preservation of the supporting documents submitted to and received by it relating to the Eligible Loans.

     SECTION 4.13. ADDITIONAL COVENANTS OF ELIGIBLE LENDER TRUSTEE. The Eligible Lender Trustee, by the execution hereof, covenants, represents and agrees that:

             (a) this Eligible Lender Trust Agreement and all documents, agreements, understandings and arrangements relating to this Eligible Lender Trust Agreement which are executed by the Eligible Lender Trustee have been executed by the Eligible Lender Trustee solely for the purpose of having the legal title to the Financed Eligible Loans held by an "eligible lender" under the Higher Education Act, and the Issuer hereby agrees that the Eligible Lender Trustee shall be accorded the protection set forth in
     Section 4.05 hereof for its limited role herein pursuant to the indemnity herein and that the Eligible Lender Trustee (its officers, directors, employees and agents) shall not have any liability thereunder or hereunder except as expressly set forth herein, including, without limitation, liability which may be incurred as a result of actions or inactions of the Issuer or the Servicer of the Financed Eligible Loans, subject to the terms of applicable laws, rules and regulations;

             (b) it will comply with the Higher Education Act and the regulations promulgated thereunder and will, upon written notice from the Issuer, the Secretary, or the Guarantee Agency, and upon receipt of an Issuer Order directing the Eligible Lender Trustee, shall cause this Eligible Lender Trust Agreement to be amended if the Higher Education Act or regulations promulgated thereunder are hereafter amended so as to be contrary to the terms of this Eligible Lender Trust Agreement;

             (c) it will, from and after it shall have either entered into, or succeeded to the rights and interests of any Eligible Lender under any Guarantee Agreement covering Financed Eligible Loans, maintain the same and diligently enforce its rights thereunder, and not consent to or permit any rescission of or consent to any amendment thereto or otherwise take any action under or in connection therewith which in any manner would adversely affect the rights of the Issuer or the parties secured by the Indenture; and

             (d) notwithstanding any other provision of this Eligible Lender Trust Agreement or other documents pertaining to the Notes or the Financed Eligible Loans, nothing herein or therein shall be construed to limit the responsibility of the Eligible Lender Trustee to the Secretary of Education or a Guarantor as required under, or to comply with its obligations under, the Higher Education Act and the regulations promulgated thereunder.

     SECTION 4.14. AUTHORITY OF ELIGIBLE LENDER TRUSTEE. Notwithstanding anything herein, the Eligible Lender Trustee has any and all power, right and authority, where permitted by law

                                       10
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and regulation, to realize on any Guarantee Agreement with respect to any
Financed Eligible Loan.

     SECTION 4.15. SALE OF ELIGIBLE LOANS. At the written direction of the Issuer (so long as the Issuer certifies no Event of Default exists under the Indenture), or if an Event of Default exists under the Indenture as directed by the Indenture Trustee, the Eligible Lender Trustee shall sell Financed Eligible Loans to designated purchasers. The Financed Eligible Loans shall not be sold to any Person unless such Person is an Eligible Lender.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.01. ELIGIBLE LENDER TRUST AGREEMENT BINDING UPON SUCCESSORS OR ASSIGNS OF ELIGIBLE LENDER TRUSTEE AND ISSUER. All the terms, provisions, conditions, covenants, warranties and agreements contained in this Eligible Lender Trust Agreement shall be binding upon the successors and assigns of the Issuer and the Eligible Lender Trustee, and shall inure to the benefit of the Eligible Lender Trustee and its successor and assigns and the Issuer, its successors or substitutes in trust and assigns. The Eligible Lender Trustee acknowledges that the Issuer may assign its beneficial rights hereunder in financed eligible loans and payments related thereto to the Indenture Trustee without consent of the Eligible Lender Trustee.

     SECTION 5.02. EFFECT OF LEGAL HOLIDAYS. Whenever this Eligible Lender Trust Agreement requires any action to be taken on a day which is not a Business Day, such action shall be taken on the next succeeding Business Day with the same force and effect as if taken on such day.

     SECTION 5.03. PARTIAL INVALIDITY. If any one or more of the covenants or agreements or portion thereof provided in this Eligible Lender Trust Agreement on the part of the Issuer or the Eligible Lender Trustee to be performed should be determined by a court of competent jurisdiction to be contrary to law, then such covenant or covenants, or such agreement or agreements, or such portions thereof, shall be deemed severable from the remaining covenants and agreements provided in this Eligible Lender Trust Agreement and the invalidity thereof shall in no way affect the validity of the other provisions of this Eligible Lender Trust Agreement hereunder and under any applicable provisions of law.

     SECTION 5.04. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed or delivered or sent by facsimile, if to the Eligible Lender Trustee, at the corporate trust office of the Eligible Lender Trustee in Denver, Colorado which at the date of this Eligible Lender Trust Agreement is located at 717 Seventeenth Street, Suite 301, Denver, Colorado 80202 Attention: Corporate Trust Department (telephone (720) 947-7475, facsimile (720) 947-7480), or at such other address as may have been filed in writing by the Eligible Lender Trustee; if to the Issuer, to c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (telephone
(302) 651-1000; facsimile (302) 636-4140), with a copy to the Administrator, GMAC Commercial Holding Capital Corp., Attention: Ronald W. Page, 1801 California Street, Suite

                                       11
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3700, Denver, Colorado 80202 (telephone (303) 293-8500; facsimile (303)
294-3280), or to the Issuer at such other address as may have been filed in writing by the Issuer. All such notices and communications shall be effective
(a) if given by facsimile, when transmitted, (b) if given by mail, when deposited in the mail addressed as aforesaid, and (c) if given by other means, when delivered at the address specified as aforesaid. Any notice required to be given in writing shall be deemed to be in writing if given by telex, facsimile or other method which produces a written record. If the Eligible Lender Trustee receives any notice or communication of any type, whether via telephone, facsimile, personal delivery or otherwise, it shall notify the Issuer by whatever means it chooses, which notice shall be confirmed in writing, as soon as practicable at the notice address for the Issuer set forth in this Section
5.04. The Eligible Lender Trustee shall have no duty to verify whether the information contained in such notice it receives is accurate, material or relevant, its only duty to pass on any such notice that it receives.

     SECTION 5.05. LAW AND PLACE OF ENFORCEMENT OF ELIGIBLE LENDER TRUST AGREEMENT; CONSTRUCTION. This Eligible Lender Trust Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

     SECTION 5.06. EFFECT OF ARTICLE AND SECTION HEADINGS AND TABLE OF CONTENTS. The heading or titles of the several Articles and Sections hereof, and any table of contents appended hereto, shall be solely for convenience of reference and shall not affect the meaning or construction, interpretation or effect of this Eligible Lender Trust Agreement.

     SECTION 5.07. AMENDMENTS. The Issuer and the Eligible Lender Trustee, from time to time, may amend this Eligible Lender Trust Agreement subject to any provisions to the contrary herein and after giving 30 days written notice to the Rating Agencies.

     SECTION 5.08. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Eligible Lender Trust Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under this Eligible Lender Trust Agreement.

     SECTION 5.09. NO PETITION. The Eligible Lender Trustee will not at any time institute against the Issuer any bankruptcy proceeding under any United States federal or State bankruptcy or similar law in connection with any obligations of the Issuer under this Eligible Lender Trust Agreement.

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     IN WITNESS WHEREOF, GMAC EDUCATION LOAN FUNDING TRUST-I has caused this
Eligible Lender Trust Agreement to be signed in its name and on its behalf by the Delaware Trustee and ZIONS FIRST NATIONAL BANK, to evidence its acceptance of the trusts hereby created, and has caused this Eligible Lender Trust Agreement to be signed in its name and on its behalf by one of its officers thereunto duly authorized.

                                    GMAC EDUCATION LOAN FUNDING TRUST-I

                                    By: WILMINGTON TRUST COMPANY, not
                                        in its individual capacity but solely as
                                        Delaware Trustee


                                    By
                                       -----------------------------------------
                                    Name
                                         ---------------------------------------
                                    Title
                                          --------------------------------------


                                    ZIONS FIRST NATIONAL BANK, as
                                    Eligible Lender Trustee


                                    By
                                       -----------------------------------------
                                       David W. Bata
                                       Vice President

                                       13
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                                    EXHIBIT A

                          TRUSTEE GUARANTEE AGREEMENTS

[TO BE PROVIDED.]

                                       A-1